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                                                                    PaineWebber



                                                      November 19. 1997

Confidential
------------

World Wireless Communication, Inc.
150 Wright Brothers Drive/Suite 560
Salt Lake City, Utah
84116

Attention: David Singer

Gentlemen:

         This will confirm the engagement of PaineWebber Incorporated ("PaineWebber") as exclusive financial advisor to World Wireless Communications, Inc. (the "Company") to perform such general investment banking services as PaineWebber and the Company may agree upon from time to time. PaineWebber's engagement hereunder shall extend through December 31, 1998, and may be extended by mutual agreement. The provisions of this Agreement relating to the payment of fees and expenses and indemnification and contribution will survive any expiration, termination or supersession of this Agreement.

         As compensation for PaineWebber's services, the Company will pay PaineWebber fees, collectively, ("Advisory Fees") as follows: (i) $25,000 upon execution of this Agreement, (ii) $25,000 payable on December 31, 1997 and (iii) $50,000 payable on each of the last business days of January, February, March and April, 1998. Fees payable to PaineWebber for additional services will be mutually agreed upon, and where appropriate, will be the subject of separate engagement letters. The Company will reimburse PaineWebber for its out-of-pocket expenses, including, without limitation, fees, disbursements and other charges of its legal counsel, and will indemnify PaineWebber pursuant to the attached standard Indemnification Agreement.

         As the Company's financial advisors, PaineWebber may from time to time introduce the Company to potential investors ("Investors") who may elect to purchase securities issued by the Company or any of its subsidiaries or affiliates on a private basis (a "Security Sales Transaction") or may provide financing to, or make an investment in, the Company or any of its subsidiaries or affiliates. To the extent that any Investor introduced by PaineWebber purchases securities in a Security Sales Transaction or otherwise provides financing to, or makes an investment in, the Company or any of its subsidiaries or affiliates, PaineWebber will receive a

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transaction fee ("Transaction Fee") in an amount equal to 6.0% of the Aggregate
Consideration received by the Company or any of its stockholders or its affiliates, upon their receipt of the Aggregate Consideration. The Company understands that PaineWebber will in no way be obligated to introduce any Investors to the Company nor is PaineWebber obligated in any way to assist the Company in arranging for the sale of Company securities through a private placement or other means or to provide or arrange for financing of any kind for the Company.

         The Company shall pay to PaineWebber all fees as described in the immediately preceding paragraph in the event that at any time during this engagement and for a period of 12 months after the termination or expiration of this Agreement any Security Sales Transaction, financing or investment occurs with any investor identified or contacted by the Company or PaineWebber during the term of this Agreement.

         If a Security Sales Transaction, financing or investment has been consummated and one or more additional Security Sales Transactions, financings or investments ("Additional Transactions") are consummated by the Company (or any affiliate or subsidiary thereof) within 12 months from the closing date of the initial Security Sales Transaction, financing or investment with any investor who purchased securities or provided financing to or made an investment in the Company during the term of this Agreement, PaineWebber shall be entitled to receive an additional fee (the "Additional Fees") in an amount equal to 3% of the Aggregate Consideration received by the Company or any of its stockholders or its affiliates upon their receipt of the Aggregate Consideration.

         The definition of "Aggregate Consideration" for purposes of calculating PaineWebber's fee shall be deemed to include: (i) the total fair market value of all cash and other consideration paid for securities in a Security Sales Transaction by any investors, as well as any amounts paid in escrow and amounts payable in the future and (ii) the gross proceeds of any financing or investment received by the Company or any of its stockholders or affiliates as well as any amounts paid in escrow and amounts payable in the future. The portion of PaineWebber's fee relating to any future payments shall be calculated and paid when and as such future payments are made. The fair market value of any consideration other than cash will be determined by PaineWebber and the Company.

         Up to $50,000 of Transaction Fees shall be offset against Advisory Fees paid or payable to PaineWebber during the term of this Agreement. In addition, if, prior to April 30, 1998, any fees or underwriting discounts and commissions have been paid or are payable to PaineWebber for performing any of the additional services described in the immediately following paragraph of this Agreement, the $50,000 Advisory Fee payable on April 30, 1998 shall no longer be payable.

         As a further inducement to PaineWebber for accepting this engagement, the Company agrees that during the term of this Agreement and for a period of 24 months after the termination of this Agreement, the Company shall notify PaineWebber of any plans the Company may have to consummate any (1) acquisition with respect to which the Company will engage a financial advisor, (2) disposition for which the Company will engage a financial advisor, (3) private placement of securities, (4) financing with any bank, insurance company or other financial institution, or (5) public offering of securities, and shall grant to PaineWebber the opportunity to act as exclusive financial advisor, lead placement agent or managing underwriter in connection

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with any of the foregoing, as the case may be, at fees and/or discounts which are mutually acceptable to the Company and PaineWebber; provided, however, that if PaineWebber indicates that it is willing to act as exclusive financial advisor, lead placement agent or managing underwriter in connection with any of the foregoing, but PaineWebber and the Company are unable to agree upon an acceptable fee and/or discount, the Company may engage any other appropriate financial institution to act as exclusive financial advisor, lead placement agent or managing underwriter in connection therewith, but only if (a) the fees payable to such other institution or the underwriting discount which would be earned by such other institution, will be less than those which PaineWebber indicated it would accept, and (b) prior to engaging such other financial institution, the Company offers PaineWebber the opportunity to act as exclusive financial advisor, lead placement agent or managing underwriter as the case may be, on the same financial terms that such other financial institution had agreed to accept. The foregoing notwithstanding, under no circumstance shall PaineWebber be obligated to accept any offer to act as the Company's advisor, placement agent or underwriter, and nothing contained herein shall constitute the agreement of PaineWebber to so act.

         The Company will furnish PaineWebber with such information as PaineWebber believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that PaineWebber (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information and (c) will not make any appraisal of any assets of the Company. To the best of the Company's knowledge, the Information to be furnished by the Company when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify PaineWebber if it learns of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to PaineWebber.

         It is understood that PaineWebber is being engaged hereunder solely to provide the services described above to the Company and that PaineWebber is not acting as an agent or fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

         The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

         PaineWebber's engagement hereunder may be terminated by either the Company or PaineWebber at any time upon written notice to that effect to the other party, it being understood that the provisions relating to the payment of fees and expenses, the right of first refusal with respect to certain future transactions that may be undertaken by the Company and indemnification and contribution will survive any such termination.


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         THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

         EACH OF THE COMPANY AND PAINEWEBBER AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF PAINEWEBBER'S ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE COMPANY AND PAINEWEBBER EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE COMPANY AND PAINEWEBBER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         The Company (for itself, anyone claiming through it or its name, and on behalf of its equity holders) and PaineWebber each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby. This Agreement may not be assigned by either party without the prior written consent of the other party.





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         This Agreement (including the attached Indemnification Agreement)
embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both PaineWebber and the Company.

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to PaineWebber the enclosed original copy of this Agreement and the Indemnification Agreement.

                                                        Very truly yours,

                                                        PAINEWEBBER INCORPORATED


                                                        By /s/ Thomas D. Dale
                                                          ----------------------
                                                           Thomas D. Dale
                                                           First Vice President

Accepted and Agreed to as of
the date first written above:

World Wireless Communication, Inc.



By:/s/ David Singer
  ----------------------
  David Singer
  Chairman and President



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